AMENDMENT TO ASSET PURCHASE AGREEMENT

October 3, 2014

The parties to this agreement to amend the Asset Purchase Agreement (“APA”) are Regal One Corporation, a Florida corporation (“Regal”), Capital Point Partners, LP, a Delaware limited partnership (“Fund I”) and Capital Point Partners II, LP, a Delaware limited partnership (“Fund II”).

Pursuant to Section 7.2 of the APA, the APA automatically terminates if the contemplated transaction is not closed on or before October 6, 2014, which was previously extended to December 31, 2014.  The parties to the APA hereby agree to amend Section 7.2 to extend the Failure to Close termination provision to February 27, 2015, provided, however, that either Fund I or Fund II can terminate the APA, at their discretion, at any time prior to February 27, 2015.

This amendment is effective December 16, 2014.

REGAL ONE CORPORATION

a Florida corporation

By: /s/ Charles J. Newman

Charles J. Newman

President

FUND I:

CAPITAL POINT PARTNERS, LP

a Delaware limited partnership,

by its General Partner

By: /s/ Alfred Jackson

Name: Alfred Jackson

Title:

Managing Partner

FUND II:

CAPITAL POINT PARTNERS II, LP

a Delaware limited partnership,

by its General Partner

By: /s/ Alfred Jackson

Name: Alfred Jackson

Title: Managing Partner